UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 18, 2011

FURIEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-34641	27-1197863
(Commission File Number)	(IRS Employer ID Number)

3900 Paramount Parkway, Suite 150, Morrisville, North Carolina 27560
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 456-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Furiex Pharmaceuticals, Inc. is filing this current report on Form 8-K to disclose a press release issued by Takeda Pharmaceutical Company Limited, which markets Nesina®, the trade name for alogliptin, a drug for the treatment of Type-2 diabetes. Pursuant to our agreement with Takeda, Furiex is eligible to receive regulatory milestone payments plus worldwide sales royalty and milestone payments for Nesina.

On November 18, 2011, Takeda announced that it received notification that the U.S. Food and Drug Administration has assigned a new action date of April 25, 2012 for complete review of Takeda’s investigational Type-2 diabetes therapies, alogliptin and the combination therapy alogliptin/pioglitazone. A copy of this press release is attached as Exhibit 99.1.

While we believe the information contained in the press release attached as Exhibit 99.1 is accurate and reliable in all material respects, we have not verified this information independently. You should carefully consider the inherent risks and uncertainties associated with information in this report disclosed by a third party, including Takeda.

Except for historical information, all of the statements, expectations and assumptions contained in this Current Report are forward-looking statements that involve a number of risks and uncertainties. Although Furiex attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors which could cause actual results to differ materially include the following: the risks of successfully completing the next stages of clinical development activities of Takeda’s Type-2 diabetes therapies; potential FDA changes to its regulatory guidance applicable to approval of Type-2 diabetes drugs Takeda is developing; time and expense required to gain regulatory approvals; the demand for our potential products, if and when approved; the ability to obtain adequate patent coverage; and the costs of defending or prosecuting any patent opposition or litigation necessary to protect our proprietary technologies; the accuracy of information provided to us by third parties; and the other risk factors set forth from time to time in the SEC filings for Furiex, copies of which can be found on our website.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release of Takeda Pharmaceutical Company Limited issued November 18, 2011, announcing a delay of the FDA review of Takeda’s Type-2 diabetes therapies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

FURIEX PHARMACEUTICALS, INC.

Date: November 18, 2011

/s/ Marshall H. Woodworth
Marshall H. Woodworth
Chief Financial Officer